EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2019-GC40 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 101 California Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 101 California Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 101 California Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 101 California Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 101 California Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the ARC Apartments Mortgage Loan, LNR Partners, LLC, as Special Servicer for the ARC Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ARC Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ARC Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the ARC Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 59 Maiden Lane Mortgage Loan, KeyBank National Association, as Special Servicer for the 59 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 59 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 59 Maiden Lane Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 59 Maiden Lane Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Waterford Lakes Town Center Mortgage Loan, KeyBank National Association, as Special Servicer for the Waterford Lakes Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Waterford Lakes Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Waterford Lakes Town Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Waterford Lakes Town Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Towers II Building V Mortgage Loan, KeyBank National Association, as Special Servicer for the Moffett Towers II Building V Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Towers II Building V Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II Building V Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II Building V Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Newport Corporate Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Newport Corporate Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Newport Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Newport Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Newport Corporate Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Newport Corporate Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Newport Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Hills Corporate Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Green Hills Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Green Hills Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Green Hills Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Green Hills Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Western Digital R&D Campus Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Western Digital R&D Campus Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Western Digital R&D Campus Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Western Digital R&D Campus Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Western Digital R&D Campus Mortgage Loan.

Dated: March 19, 2020

/s/ Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)